UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 18, 2021
Date of Report (date of earliest event reported)

Valmont Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
1-31429			47-0351813
(Commission File Number)			(I.R.S. Employer Identification No.)

One Valmont Plaza			68154
Omaha	NE
(Address of Principal Executive Offices)			(Zip Code)
(402) 963-1000
Registrant's telephone number, including area code

__________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2021, Valmont Industries, Inc. (the “Company”) and its wholly-owned subsidiaries Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, entered into a Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto (the “Restated Credit Agreement”). The Restated Credit Agreement amends and restates the First Amended and Restated Credit Agreement dated as of October 18, 2017 among the Borrowers, the Administrative Agent and the other lenders party thereto (as amended, the “Original Credit Agreement”).

The Amendments

The amendments to the Original Credit Agreement, which are adopted in the Restated Credit Agreement, include:

a.an increase in the commitments under the credit facility from $600 million to $800 million;

b.an increase in the accordion under the credit facility from $200 million to $300 million;

c.an extension of the maturity date of the credit facility from October 18, 2022 to October 18, 2026;

d.replacement of LIBOR as the benchmark interest rate with SOFR (as discussed further below);

e.the addition of sustainability pricing adjustments to interest rates and commitment fees based on certain key performance indicators (KPIs). The KPIs are carbon intensity (ratio of Metric tons of CO2 per one million dollars of revenue for each fiscal year) and electricity usage (ratio of Megawatt Hours per one million dollars of revenue for each fiscal year), and the Company’s performance against certain targets could result in (a) a two and one-half basis point reduction, no change or a two and one-half basis point increase in interest rates per KPI and (b) a one-half basis point reduction, no change or a one-half basis point increase in commitment fees per KPI;

f.a modification of the definition of “EBITDA” to add-back any non-cash stock based compensation in any trailing twelve month period (the term “EBITDA” is used in the computation of Leverage Ratio (Total Indebtedness / EBITDA) under the Restated Credit Agreement);

g.a modification of the Leverage Ratio to deduct unrestricted cash in excess of $50 million (but not exceeding $500 million) from Total Indebtedness;

h.removal of the Interest Coverage Ratio (EBITDA / Interest Expense); and

i.updating the Restated Credit Agreement with certain market provisions.

The Restated Credit Agreement

The Restated Credit Agreement provides for an $800 million committed unsecured revolving credit facility, up to $400 million of which will be available for borrowings in foreign currencies. The Company may increase the credit facility by up to an additional $300 million at any time, subject to lenders increasing the amount of their commitments. The obligations arising under the Restated Credit Agreement are guaranteed by the Company and its wholly-owned subsidiaries Valmont Telecommunications, Inc. (f/k/a PiRod, Inc.), Valmont Coatings, Inc., Valmont Newmark, Inc. and Valmont Queensland Pty. Ltd.

Borrowings under the Restated Credit Agreement will bear interest, payable quarterly, monthly or at the end of any interest period (depending on the type of borrowing), at the Company’s option, at either:

a.term SOFR (based on 1, 3 or 6 month interest periods, as selected by the Company) plus a 10 basis point adjustment plus a spread of 100 to 162.5 basis points, depending on the credit rating of the Company’s senior, unsecured, long-term debt;

b.the higher of (i) the prime lending rate, (ii) an overnight bank rate plus 50 basis points and (ii) term SOFR (based on a 1 month interest period) plus a 110 basis point adjustment plus, in each case, a spread of 0 to 62.5 basis points, depending on the credit rating of the Company’s senior, unsecured, long-term debt; or

c.daily simple SOFR plus a 10 basis point adjustment plus a spread of 100 to 162.5 basis points, depending on the credit rating of the Company’s senior, unsecured, long-term debt.

A commitment fee, payable quarterly, is also required under the Restated Credit Agreement which accrues at 10 to 25 basis points, depending on the credit rating of the Company’s senior, unsecured, long-term debt, on the average daily unused portion of the commitments under the Restated Credit Agreement.

Following the removal of the Interest Coverage Ratio (as discussed above), the only financial covenant within the Restated Credit Agreement is a Leverage Ratio. The Restated Credit Agreement requires maintenance of a Leverage Ratio, measured as of the last day of each fiscal quarter of the Company, of 3.50:1 or less. The Leverage Ratio is permitted to increase from 3.50:1 to 3:75:1 for the four consecutive fiscal quarters after certain material acquisitions.

The Restated Credit Agreement also contains customary affirmative and negative covenants for credit facilities of this type, including, among others, limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers and acquisitions, investments, dispositions of assets, restricted payments, transactions with affiliates and prepayments of indebtedness. The Restated Credit Agreement also provides for acceleration of the obligations thereunder and exercise of other enforcement remedies upon the occurrence of customary events of default (subject to customary grace periods, as applicable).

In connection with the Restated Credit Agreement, (a) Bank of America, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and U.S. Bank National Association acted as Syndication Agents, (b) JPMorgan Chase Bank, N.A., BOFA Securities, Inc., Citibank, N.A., U.S. Bank National Association and Wells Fargo Securities, LLC acted as Joint Bookrunners and Joint Lead Arrangers, (c) Australia and New Zealand Banking Group Limited acted as Co-Documentation Agent and (d) J.P. Morgan Securities LLC acted as Sustainability Structuring Agent.

Some of the lenders in the Restated Credit Agreement and / or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management services and letters of credit, and have participated in the Company’s prior credit agreements and sales of debt.

Certain of the terms used herein (including Leverage Ratio, Total Indebtedness and EBITDA) have the specific meanings given to them in the Restated Credit Agreement.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated as of October 18, 2021, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: October 19, 2021
	By:	/s/ AVNER M. APPLBAUM
Name: Avner M. Applbaum
Title: Executive Vice President and Chief Financial Officer